Exhibit 13.1
Section 906 Certification
The certification set forth below is being submitted in connection with the Annual Report on Form 20-F for the year ended December 31, 2025 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.
Andrés Trautmann, the Chief Executive Officer, Patricia Pérez, the Chief Financial Officer, and Guillermo Sabater, the Financial and Costs Controller, of Banco Santander-Chile, each certifies that, to the best of his knowledge:
1.the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
2.the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Banco Santander-Chile.
Date: February 27, 2026

/s/ Andrés Trautmann
Name:	Andrés Trautmann
Title:	Chief Executive Officer

/s/ Patricia Pérez
Name:	Patricia Pérez
Title:	Chief Financial Officer

/s/ Guillermo Sabater
Name:	Guillermo Sabater
Title:	Financial and Costs Controller